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Exhibit 23.6

CONSENT OF MCCOLL PARTNERS LLC

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of American Community Bancshares, Inc. (the "Company") as an Annex to the Joint Proxy Statement/Registration Statement on Form S-4 relating to the proposed merger of the Company with Yadkin Valley Financial Corporation contained in such joint Proxy Statement/Prospectus as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such joint Proxy Statement/Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ MCCOLL PARTNERS McColl Partners LLC Charlotte, North Carolina December 17, 2008

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  Exhibit 23.6